SUB ITEM 77Q1(a)
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An Amendment dated November 14, 2008, to the Amended and Restated Declaration of
Trust  of MFS  Series  Trust  V,  dated  December  16,  2004,  is  contained  in
Post-Effective Amendment No. 63 to the Registration Statement of MFS Series Trust V (File Nos. 2-38613 and 811-2031), as filed with the Securities and Exchange Commission via EDGAR on January 27, 2009, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.